Exhibit (h)(2)


                                    FORM OF
                            PARTICIPATION AGREEMENT

                                     Among

                       DAVIS VARIABLE ACCOUNT FUND, INC.

                            DAVIS DISTRIBUTORS, LLC.

                                      and

                        [NAME OF THE INSURANCE COMPANY]


         THIS AGREEMENT, made and entered into this xx day of xx , 199 xx_ by and among xx , (hereinafter the "Insurance Company"), a xx corporation, on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), DAVIS VARIABLE ACCOUNT FUND, INC., a Maryland Corporation (the "Company") and Davis Distributors, LLC., a Colorado Limited Liability Company ("Davis Distributors").

         WHEREAS, the Company engages in business as an open-end management investment company and is available to act as the investment vehicle for variable annuity and life insurance contracts to be offered by separate accounts of insurance companies which have entered into participation agreements substantially identical to this Agreement ("Participating Insurance Companies") and for qualified retirement and pension plans ("Qualified Plans"); and

         WHEREAS, the beneficial interest in the Company is divided into several series of shares, each designated a "Fund" and representing the interest in a particular managed portfolio of securities and other assets; and

         WHEREAS, the Company has obtained an order from the Securities and Exchange Commission (the "SEC"), dated xxx, 1999 (File No. 812-xxxx), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Company to be sold to and held by Qualified Plans and by variable annuity and variable life insurance



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separate accounts of life insurance companies that may or may not be affiliated with one another (the "Mixed and Shared Funding Exemptive Order"); and

         WHEREAS, the Company is registered as an open-end management investment company under the 1940 Act and the offering of its shares is registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

         WHEREAS, Davis Distributors is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, Davis Distributors is a wholly owned subsidiary of Davis Selected Advisers, L.P. which is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law; and

         WHEREAS, the Insurance Company has registered under the 1933 Act, or will register under the 1933 Act, certain variable annuity or variable life insurance contracts identified by the form number(s) listed on Schedule B to this Agreement, as amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts"); and

         WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the board of directors of the Insurance Company on the date shown for that Account on Schedule A hereto, to set aside and invest assets attributable to the Contracts; and

         WHEREAS, the Insurance Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Company intends to purchase shares in the Funds at net asset value on behalf of each Account to fund the Contracts;

         NOW, THEREFORE, in consideration of their mutual promises, the Insurance Company, the Company and Davis Distributors agree as follows:

ARTICLE I.  SALE OF COMPANY SHARES

         1.1. Davis Distributors agrees to sell to the Insurance Company those shares of the Company which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Company or its designee of the order for the shares of the Company. For purposes of this Section 1.1, the Insurance Company shall be the designee of the Company for receipt of such orders from the Accounts and receipt by such designee shall constitute receipt by the Company; provided that the Company receives notice of such order by 9:00 a.m., Eastern Time, on the next following Business Day. In this Agreement, "Business Day" shall mean


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any day on which the New York Stock Exchange is open for trading and on which the Company calculates its net asset value pursuant to the rules of the SEC.

         1.2. The Company agrees to make its shares available for purchase at the applicable net asset value per share by the Insurance Company and its Accounts on those days on which the Company calculates its Funds' net asset values pursuant to rules of the SEC and the Company shall use reasonable efforts to calculate its Funds' net asset values on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the directors of the Company may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the directors of the Company acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of that Fund.

         1.3. The Company agrees that shares of the Company will be sold only to Accounts of Participating Insurance Companies and to Qualified Plans. No shares of any Fund will be sold to the general public.

         1.4. The Company will not sell its shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 2.4, 3.4, 3.5, and Sections 7.1 - 7.7 of this Agreement is in effect to govern such sales.

         1.5. The Company agrees to redeem, on the Insurance Company's request, any full or fractional shares of the Company held by the Account, executing such requests on a daily basis at the net asset value next computed after receipt by the Company or its designee of the request for redemption. However, if one or more Funds has determined to settle redemption transactions for all of its shareholders on a delayed basis (more than one business day, but in no event more than three Business Days, after the date on which the redemption order is received, unless otherwise permitted by an order of the SEC under
Section 22(e) of the 1940 Act), the Company shall be permitted to delay sending redemption proceeds to the Insurance Company by the same number of days that the Company is delaying sending redemption proceeds to the other shareholders of the Fund. For purposes of this Section 1.5, the Insurance Company shall be the designee of the Company for receipt of requests for redemption from each Account and receipt by that designee shall constitute receipt by the Company; provided that the Company receives notice of the request for redemption by 9:00 a.m., Eastern Time, on the next following Business Day.

         1.6. The Insurance Company agrees to purchase and redeem the shares of each Fund offered by the then-current prospectus of the Company in accordance with the provisions of that prospectus.

         1.7. The Insurance Company shall pay for Company shares by 3:00 p.m., Eastern Time, on the next Business Day after an order to purchase Company shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For the


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purpose of Sections 2.9 and 2.10, upon receipt by the Company of the federal funds so wired, such funds shall cease to be the responsibility of the Insurance Company and shall become the responsibility of the Company. Payment of net redemption proceeds (aggregate redemptions of a Fund's shares by an Account minus aggregate purchases of that Fund's shares by that Account) for a given Business Day will be made by wiring federal funds to the Insurance Company on the next Business Day after receipt of the redemption request. However, payment may be postponed under unusual circumstances, such as when normal trading is not taking place on the New York Stock Exchange, an emergency as defined by the SEC exists, or as permitted by the SEC.

         1.8. Issuance and transfer of the Company's shares will be by book entry only. Stock certificates will not be issued to the Insurance Company or any Account. Shares ordered from the Company will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

         1.9. The Company shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Insurance Company of any income, dividends or capital gain distributions payable on the Funds' shares. The Insurance Company hereby elects to receive all income dividends and capital gain distributions payable on a Fund's shares in additional shares of that Fund. The Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Company shall notify the Insurance Company of the number of shares issued as payment of dividends and distributions.

         1.10. The Company shall make the net asset value per share for each Fund available to the Insurance Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make those per-share net asset values available by 7:00 p.m., Eastern Time.


ARTICLE II.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         2.1. The Insurance Company represents, warrants and agrees that the offerings of the Contracts are, or will be, registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with applicable state insurance suitability requirements. The Insurance Company further represents that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Section xx of the xx Insurance Code and has registered, or warrants and agrees that prior to any issuance or sale of the Contracts it will register, the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

         2.2. The Company warrants and agrees that Company shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sale in


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compliance with the laws of the State of Maryland and all applicable federal securities laws and that the Company is and shall remain registered under the 1940 Act. The Company warrants and agrees that it shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Company shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Company or Davis Distributors.

         2.3. The Company represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and warrants and agrees that it will make all reasonable efforts to maintain its qualification (under Subchapter M or any successor or similar provision) and that it will notify the Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

         2.4. The Insurance Company represents that the Contracts are currently treated as annuity or life insurance contracts under applicable provisions of the Code and warrants and agrees that it will make every effort to maintain such treatment and that it will notify the Company and Davis Distributors immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.5. The Company may elect to make payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Company undertakes to have a board of directors, a majority of whom are not interested persons of the Company, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

         2.6. The Company makes no representation warranties as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies or will comply with the insurance laws or regulations of the various states.

         2.7. The Company represents that it is lawfully organized and validly existing under the laws of the State of Maryland and represents, warrants and agrees that it does and will comply in all material respects with the 1940 Act.

         2.8. Davis Distributors represents that it is and warrants that it shall remain duly registered as an broker-dealer under all applicable federal and state securities laws and agrees that it shall perform its obligations for the Company in compliance in all material respects with the laws of the State of New Mexico and any applicable state and federal securities laws.

         2.9. The Company and Davis Distributors represent and warrant that all of their officers, employees, investment advisers, investment sub-advisers, and other individuals or entities described in Rule 17g-1 under the 1940 Act dealing with the money and/or securities of the Company are, and shall continue to be at all times, covered by a blanket fidelity bond or similar


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coverage for the benefit of the Company in an amount not less than the minimum coverage required currently by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. That fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.10. The Insurance Company represents and warrants that all of its officers, employees, investment advisers, and other individuals or entities described in Rule 17g-1 under the 1940 Act are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Company, in an amount not less than the minimum coverage required currently for entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions or may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.


ARTICLE III.  DISCLOSURE DOCUMENTS AND VOTING

         3.1. Davis Distributors shall provide the Insurance Company (at the Insurance Company's expense) with as many copies of the Company's current prospectus as the Insurance Company may reasonably request. If requested by the Insurance Company in lieu thereof, the Company shall provide such documentation (including a final copy of the new prospectus as set in type at the Company's expense) and other assistance as is reasonably necessary in order for the Insurance Company once each year (or more frequently if the prospectus for the Company is amended) to have the prospectus for the Contracts and the Company's prospectus printed together in one document (at the Insurance Company's expense).

         3.2. The Company's prospectus shall state that the Statement of Additional Information for the Company (the "SAI") is available from the Company, and Davis Distributors (or the Company), at its expense, shall print and provide the SAI free of charge to the Insurance Company and to any owner of a Contract or prospective owner who requests the SAI.

         3.3. The Company, at its expense, shall provide the Insurance Company with copies of its proxy material, reports to shareholders and other communications to shareholders in such quantity as the Insurance Company shall reasonably require for distributing to Contract owners.

         3.4. If and to the extent required by law, the Insurance Company shall:

         (i)      solicit voting instructions from Contract owners;

         (ii) vote the Company shares in accordance with instructions received from Contract owners; and

         (iii) vote Company shares for which no instructions have been received in the same proportion as Company shares of that Fund for which instructions have been received;

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so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Insurance Company reserves the right to vote Company shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Company calculates voting privileges in a manner consistent with the standards set forth on Schedule C attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies. The Insurance Company shall fulfill its obligation under, and abide by the terms and conditions of, the Mixed and Shared Funding Exemptive Order.

         3.5. The Company will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Company will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Company currently intends, comply with Section 16(c) of the 1940 Act as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Company will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.


ARTICLE IV.  SALES MATERIAL AND INFORMATION

         4.1. The Insurance Company shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company, Davis Selected Advisers, L.P., or Davis Distributors is named, at least fifteen calendar days prior to its use. No such material shall be used if the Company or its designee objects to such use within ten calendar days after receipt of such material.

         4.2. The Insurance Company shall not give any information or make any representations or statements on behalf of the Company or concerning the Company in connection with the sale of the Contracts other than the information or representations contained in the Company's registration statement, prospectus or SAI, as that registration statement, prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Company, or in sales literature or other promotional material approved by the Company or its designee or by Davis Distributors, except with the permission of the Company or Davis Distributors.

         4.3. The Company, Davis Distributors, or its designee shall furnish, or shall cause to be furnished, to the Insurance Company or its designee, each piece of sales literature or other promotional material in which the Insurance Company or the Account is named at least fifteen calendar days prior to its use. No such material shall be used if the Insurance Company or its designee objects to such use within ten calendar days after receipt of that material.

         4.4. The Company and Davis Distributors shall not give any information or make any representations on behalf of the Insurance Company or concerning the Insurance Company, any


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Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as that registration statement, prospectus or statement of additional information may be amended or supplemented from time to time, or in published reports for any Account which are in the public domain or approved by the Insurance Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Insurance Company or its designee, except with the permission of the Insurance Company.

         4.5. The Company will provide to the Insurance Company at least one complete copy of each registration statement, prospectus, statement of additional information, report, proxy statement, piece of sales literature or other promotional material, application for exemption, request for no-action letter, and any amendment to any of the above, that relate to the Company or its shares, contemporaneously with the filing of the document with the SEC, the National Association of Securities Dealers, Inc. ("NASD"), or other regulatory authorities.

         4.6. The Insurance Company will provide to the Company at least one complete copy of each registration statement, prospectus, statement of additional information, report, solicitation for voting instructions, piece of sales literature and other promotional material, application for exemption, request for no-action letter, and any amendment to any of the above, that relates to the Contracts or the Account, contemporaneously with the filing of the document with the SEC, the NASD, or other regulatory authorities.

         4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements, newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, shareholder newsletters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

         4.8. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested.



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ARTICLE V.  FEES AND EXPENSES

         5.1. The Company and Davis Distributors shall pay no fee or other compensation to the Insurance Company under this agreement, except as set forth in Section 5.4 and except that if the Company or any Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, Davis Distributors or the Company may make payments to the Insurance Company in amounts consistent with that 12b-1 plan, subject to review by the directors of the Company.

         5.2. All expenses incident to performance by the Company under this Agreement shall be paid by the Company. The Company shall see to it that any offering of its shares is registered and that all of its shares are authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Company or Davis Distributors, in accordance with applicable state laws prior to their sale. The Company shall bear the cost of registration and qualification of the Company's shares, preparation and filing of the Company's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Company's shares.

         5.3. The Insurance Company shall bear the expenses of printing and distributing to Contract owners the Contract prospectuses and of distributing to Contract owners the Company's prospectus, proxy materials and reports.

         5.4. The Insurance Company bears the responsibility and correlative expense for administrative and support services for Contract owners. Davis Distributors recognizes the Insurance Company as the sole shareholder of shares of the Company issued under this Agreement. From time to time, Davis Distributors may pay amounts from its past profits to the Insurance Company for providing certain administrative services for the Company or for providing other services that relate to the Company. In consideration of the savings resulting from such arrangement, and to compensate the Insurance Company for its costs, Davis Distributors agrees to pay to the Insurance Company an amount equal to 20 basis points (0.20%) per annum of the average aggregate amount invested by the Insurance Company in the Company under this Agreement. Such payments will be made monthly, and only when the average aggregate amount invested exceeds $1,000,000. The parties agree that such payments are for administrative services and investor support services, and do not constitute payment for investment advisory, distribution or other services. Payment of such amounts by Davis Distributors shall not increase the fees paid by the Company or its shareholders.



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ARTICLE VI.  DIVERSIFICATION

         6.1. The Company will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5 relating to the diversification requirements for variable annuity, endowment, modified endowment or life insurance contracts and any amendments or other modifications to that Section or Regulation at all times necessary to satisfy those requirements.


ARTICLE VII.  POTENTIAL CONFLICTS

         7.1. The directors of the Company will monitor the Company for the existence of any material irreconcilable conflict between the interests of the variable Contract owners of all separate accounts investing in the Company and the participants of all Qualified Plans investing in the Company. An irreconcilable material conflict may arise for a variety of reasons, including:
(a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of variable contract owners. The directors of the Company shall promptly inform the Insurance Company if they determine that an irreconcilable material conflict exists and the implications thereof. The directors of the Company shall have sole authority to determine whether an irreconcilable material conflict exists and their determination shall be binding upon the Insurance Company.

         7.2. The Insurance Company and Davis Distributors each will report promptly any potential or existing conflicts of which it is aware to the directors of the Company. The Insurance Company and Davis Distributors each will assist the directors of the Corporation in carrying out their responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the directors of the Corporation with all information reasonably necessary for them to consider any issues raised. This includes, but is not limited to, an obligation by the Insurance Company to inform the directors of the Corporation whenever Contract owner voting instructions are to be disregarded. These responsibilities shall be carried out by the Insurance Company with a view only to the interests of the Contract owners and by Davis Distributors with a view only to the interests of Contract holders and Qualified Plan participants.

         7.3. If it is determined by a majority of the directors of the Corporation, or a majority of the directors who are not interested persons of the Corporation, any of its Funds, or Davis Distributors (the "Independent Directors"), that a material irreconcilable conflict exists, the Insurance Company and/or other Participating Insurance Companies or Qualified Plans that have executed participation agreements shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the


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irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Corporation or any Fund and reinvesting those assets in a different investment medium, including (but not limited to) another Fund of the Corporation, or submitting the question whether such segregation should be implemented to a vote of all affected variable contract owners and, as appropriate, segregating the assets of any appropriate group (e.g., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected variable contract owners the option of making such a change; and
(2) establishing a new registered management investment company or managed separate account and obtaining any necessary approvals or orders of the SEC in connection therewith.

         7.4. If a material irreconcilable conflict arises because of a decision by the Insurance Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurance Company may be required, at the Corporation's election, to withdraw the affected Account's investment in the Corporation and terminate this Agreement with respect to that Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Corporation gives written notice that this provision is being implemented, and, until the end of that six month period, the Corporation shall continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Corporation.

         7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Insurance Company conflicts with the majority of other state regulators, then the Insurance Company will withdraw the affected Account's investment in the Corporation and terminate this Agreement with respect to that Account within six months after the directors of the Corporation inform the Insurance Company in writing that they have determined that the state insurance regulator's decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Until the end of the foregoing six month period, the Corporation shall continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Corporation.

         7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Corporation be required to establish a new funding medium for the Contracts. The Insurance Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the directors of the Corporation determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Insurance Company will withdraw

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the Account's investment in the Corporation and terminate this Agreement within six (6) months after the directors of the Corporation inform the Insurance Company in writing of the foregoing determination, provided, however, that the withdrawal and termination shall be limited to the extent required by the material irreconcilable conflict, as determined by a majority of the Independent Directors.

         7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Corporation and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent those rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to those Sections are contained in the Rule(s) as so amended or adopted.


ARTICLE VIII.  INDEMNIFICATION

         8.1.  INDEMNIFICATION BY THE INSURANCE COMPANY

         8.1(a). The Insurance Company agrees to indemnify and hold harmless the Corporation and each director, officer, employee or agent of the Corporation, and each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or redemption of the Corporation's shares or the Contracts and:

                  (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the

                  Insurance Company by or on behalf of the Corporation for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or shares of the Corporation;

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Corporation not supplied by the Insurance Company, or persons under its control) or wrongful conduct of the Insurance Company or persons under its control, with respect to the sale or distribution of the Contracts or Corporation Shares;

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Corporation or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Corporation by or on behalf of the Insurance Company;

                  (iv) arise as a result of any failure by the Insurance Company to provide the services and furnish the materials under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation, warranty or agreement made by the Insurance Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

         8.1(b). The Insurance Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from that Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of that Indemnified Party's duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Corporation, whichever is applicable.

         8.1(c). The Insurance Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless that Indemnified Party shall have notified the Insurance Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon that Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Insurance Company of its obligations hereunder except to the extent that the Insurance Company has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Insurance Company of any such claim shall not relieve the Insurance Company from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurance Company shall be entitled to participate, at its own expense, in the defense of the action. The Insurance Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Insurance Company, the Insurance Company shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Insurance Company be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Insurance Company to the Indemnified Party of the Insurance Company's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurance Company will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by the party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.1(d). The Indemnified Parties will promptly notify the Insurance Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Corporation's shares or the Contracts or the operation of the Corporation.

         8.2.  INDEMNIFICATION BY DAVIS DISTRIBUTORS

         8.2(a). Davis Distributors agrees to indemnify and hold harmless the Insurance Company and each of its directors, officers, employees or agents, and each person, if any, who controls the Insurance Company within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Davis Distributors) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition or redemption of the Corporation's shares or the Contracts and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Corporation (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if the statement or omission or alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Davis Distributors or the Corporation by or on behalf of the Insurance Company for use in the registration statement or prospectus for the Corporation or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Corporation shares;

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by Davis Distributors or persons under its control) or wrongful conduct of the Corporation, Davis Distributors or persons under their control, with respect to the sale or distribution of the Contracts or shares of the Corporation;

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Insurance Company by or on behalf of the Corporation;

                  (iv) arise as a result of any failure by the Corporation to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

                  (v) arise out of or result from any material breach of any representation, warranty or agreement made by Davis Distributors in this Agreement or arise out of or result from any other material breach of this Agreement by Davis Distributors;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

         8.2(b) Davis Distributors shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from the Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Insurance Company or the Account, whichever is applicable.

         8.2(c) Davis Distributors shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified Davis Distributors in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve Davis Distributors of its obligations hereunder except to the extent that Davis Distributors has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify Davis Distributors of any such claim shall not relieve Davis Distributors from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Davis Distributors will be entitled to participate, at its own expense, in the defense thereof. Davis Distributors also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Davis Distributors, Davis Distributors shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall Davis Distributors be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from Davis Distributors to the Indemnified Party of Davis Distributors' election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Davis Distributors will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.2(d) The Insurance Company agrees to notify Davis Distributors promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

         8.3  INDEMNIFICATION BY THE CORPORATION

         8.3(a). The Corporation agrees to indemnify and hold harmless the Insurance Company, and each of its directors, officers, employees and agents, and each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as those losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of any director(s) of the Corporation, are related to the operations of the Corporation and:

                  (i) arise as a result of any failure by the Corporation to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

                  (ii) arise out of or result from any material breach of any representation, warranty or agreement made by the Corporation in this Agreement or arise out of or result from any other material breach of this Agreement by the Corporation;

as limited by, and in accordance with the provisions of, Sections 8.3(b) and 8.3(c) hereof.

         8.3(b). The Corporation shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from the Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Insurance Company, the Corporation, Davis Distributors or the Account, whichever is applicable.

         8.3(c). The Corporation shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified the Corporation in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Corporation of its obligations hereunder except to the extent that the Corporation has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Corporation of any such claim shall not relieve the Corporation from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Corporation will be entitled to participate, at its own expense, in the defense thereof. The Corporation also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Corporation, the Corporation shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Corporation be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Corporation to the Indemnified Party of the Corporation's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Corporation will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.3(d). The Insurance Company and Davis Distributors agree promptly to notify the Corporation of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Corporation.


ARTICLE IX.  APPLICABLE LAW

         9.1. This Agreement shall be construed and provisions hereof interpreted under and in accordance with the laws of the State of New Mexico.

         9.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including any exemptions from those statutes, rules and regulations the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.


ARTICLE X.  TERMINATION

         10.1. This Agreement shall terminate:

         (a) at the option of any party upon one year advance written notice to the other parties; provided, however, such notice shall not be given earlier than one year following the date of this Agreement; or

         (b) at the option of the Insurance Company to the extent that shares of Funds are not reasonably available to meet the requirements of the Contracts as determined by the

         Insurance Company, provided, however, that such a termination shall apply only to the Fund(s) not reasonably available. Prompt written notice of the election to terminate for such cause shall be furnished by the Insurance Company to the Corporation and Davis Distributors; or

         (c) at the option of the Corporation or Davis Distributors, in the event that formal administrative proceedings are instituted against the Insurance Company by the NASD, the SEC, an insurance commissioner or any other regulatory body regarding the Insurance Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Corporation's shares, provided, however, that the Corporation determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Insurance Company to perform its obligations under this Agreement; or

         (d) at the option of the Insurance Company in the event that formal administrative proceedings are instituted against the Corporation or Davis Distributors by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that the Insurance Company determines in its sole judgement exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Corporation or Davis Distributors to perform its obligations under this Agreement; or

         (e) with respect to any Account, upon requisite vote of the Contract owners having an interest in that Account (or any subaccount) to substitute the shares of another investment company for the corresponding Fund shares in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. The Insurance Company will give at least 30 days' prior written notice to the Corporation of the date of any proposed vote to replace the Corporation's shares; or

         (f) at the option of the Insurance Company, in the event any of the Corporation's shares are not registered, issued or sold in accordance with applicable state and/or federal law or exemptions therefrom, or such law precludes the use of those shares as the underlying investment media of the Contracts issued or to be issued by the Insurance Company; or

         (g) at the option of the Insurance Company, if the Corporation ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor or similar provision, or if the Insurance Company reasonably believes that the Corporation may fail to so qualify; or

         (h) at the option of the Insurance Company, if the Corporation fails to meet the diversification requirements specified in Article VI hereof; or

         (i) at the option of either the Corporation or Davis Distributors, if
         (1) the Corporation or Davis Distributors, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either the Corporation or Davis Distributors, (2) the Corporation or Davis Distributors shall notify the Insurance Company in writing of that determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Insurance Company and any other changes in circumstances since the giving of such a notice, the determination of the Corporation or Davis Distributors shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

         (j) at the option of the Insurance Company, if (1) the Insurance Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Corporation or Davis Distributors has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Insurance Company, (2) the Insurance Company shall notify the Corporation and Davis Distributors in writing of the determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Corporation and/or Davis Distributors and any other changes in circumstances since the giving of such a notice, the determination shall continue to apply on the sixtieth (60th) day following the giving of the notice, which sixtieth day shall be the effective date of termination.

         10.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.

         10.3. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

                  (a) In the event that any termination is based upon the provisions of Article VII, or the provision of Section 10.1(a), 10.1(i), 10.1(j), or 10.1(k) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions; and

                  (b) in the event that any termination is based upon the provisions of Section 10.1(c) or 10.1(d) of this Agreement, the prior written notice shall be given at least ninety (90) days before the effective date of termination.

         10.4. Notwithstanding any termination of this Agreement, subject to
Section 1.2 of this Agreement and for so long as the Corporation continues to exist, the Corporation and Davis

Distributors shall at the option of the Insurance Company, continue to make available additional shares of the Corporation pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement ("Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Corporation, redeem investments in the Corporation and/or invest in the Corporation upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under Article VII and the effect of Article VII terminations shall be governed by Article VII of this Agreement.

         10.5. The Insurance Company shall not redeem Corporation shares attributable to the Contracts (as opposed to Corporation shares attributable to the Insurance Company's assets held in the Account) except (i) as necessary to implement Contract-owner-initiated transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (a "Legally Required Redemption"). Upon request, the Insurance Company will promptly furnish to the Corporation and Davis Distributors the opinion of counsel for the Insurance Company (which counsel shall be reasonably satisfactory to the Corporation and Davis Distributors) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, the Insurance Company shall not prevent new Contract owners from allocating payments to a Fund that formerly was available under the Contracts without first giving the Corporation or Davis Distributors 90 days notice of its intention to do so.

ARTICLE XI.  NOTICES

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of that other party set forth below or at such other address as the other party may from time to time specify in writing.

         If to the Corporation:
           124 E. Marcy Street
           Santa Fe, New Mexico 87501
           Attention:  Thomas Tays, Vice President

         If to the Insurance Company:


           Attention:

         If to Davis Distributors:
           124 E. Marcy Street
           Santa Fe, New Mexico 87501
           Attention:  Thomas Tays, Vice President



ARTICLE XII.  MISCELLANEOUS

         12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party unless and until that information may come into the public domain.

         12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit those authorities reasonable access to its books and records in connection with any lawful investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         12.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         12.7. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, that no party may assign this Agreement without the prior written consent of the others.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

                          Insurance Company:

                                  xx
                          ------------------
                          By its authorized officer,


                          By: __________________
                          Title: _______________
                          Date: ________________


                          Corporation:

                          DAVIS VARIABLE ACCOUNT FUND
                          By its authorized officer,

                          By: __________________
                          Title: _______________
                          Date: ________________

                          Davis Distributors:

                          DAVIS DISTRIBUTORS, LLC.
                          By its authorized officer,

                          By: __________________
                          Title: _______________
                          Date: ________________

                                   SCHEDULE A
                                    ACCOUNTS


NAME OF ACCOUNT                       DATE OF RESOLUTION OF INSURANCE COMPANY'S
                                      BOARD WHICH ESTABLISHED THE ACCOUNT

                                   SCHEDULE B
                                   CONTRACTS


1.  Contract Form____________

                                   SCHEDULE C
                             PROXY VOTING PROCEDURE

The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Corporation by Davis Distributors, the Corporation and the Insurance Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Insurance Company" shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below.

1. The number of proxy proposals is given to the Insurance Company by Davis Distributors as early as possible before the date set by the Corporation for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time Davis Distributors will inform the Insurance Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Insurance Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract-owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts of the Record Date.

         Note: The number of proxy statements is determined by the activities described in Step #2. The Insurance Company will use its best efforts to call in the number of Customers to Davis Distributors, as soon as possible, but no later than one week after the Record Date.

3. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Insurance Company by the Corporation. The Insurance Company, at its expense, shall produce and personalize the Voting Instruction cards. Davis Distributors must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:
                  a.  name (legal name as found on account registration)
                  b.  address
                  c.  Fund or account number
                  d.  coding to state number of units
                  e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Corporation).
         (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

4. During this time, Davis Distributors will develop, produce, and the Corporation will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Insurance Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance Company). Contents of envelope sent to customers by Insurance Company will include:
                  a.       Voting Instruction Card(s)
                  b.       One proxy notice and statement (one document)
                  c. Return envelope (postage pre-paid by Insurance Company) addressed to the Insurance Company or its tabulation agent
                  d. "Urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Corporation.)
                  e. Cover letter - optional, supplied by Insurance Company and reviewed and approved in advance by Davis Distributors.

5. The above contents should be received by the Insurance Company approximately 3-5 business days before mail date. Individual in charge at Insurance Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Davis Distributors.

6.       Package mailed by the Insurance Company.
         * The Corporation must allow at least a 15-day solicitation time to the Insurance Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

7. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

         Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure.

8. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to the Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Such mutilated or illegible Cards are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.



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

9. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

10. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Corporation receives the tabulations stated in terms of a percentage and the number of shares.) Davis Distributors must review and approve tabulation format.

11. Final tabulation in shares is verbally given by the Insurance Company to Davis Distributors on the morning of the meeting not later than 1:00 p.m. Eastern time. Davis Distributors may request an earlier deadline if required to calculate the vote in time for the meeting.

12. A Certificate of Mailing and Authorization to Vote Shares will be required from the Insurance Company as well as an original copy of the final vote. Davis Distributors will provide a standard form for each Certification.

13. The Insurance Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Davis Distributors will be permitted reasonable access to such Cards.

14. All approvals and "signing-off" may be done orally, but must always be followed up in writing.



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